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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) June 6, 1997


                          Lincoln National Corporation
             (Exact name of registrant as specified in its charter)


           Indiana                       1-6028                   35-1140070
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


                 200 East Berry Street, Fort Wayne Indiana 46802
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 219/455-2000


                                       N/A
(Former name or former address, if changed since last report)
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Item 5.  Other Events.

On June 6, 1997, American States Financial Corporation (the "ASFC") entered into an Agreement and Plan of Merger dated as of June 6, 1997 (the "Merger Agreement"), by and among ASFC, SAFECO Corporation ("Buyer") and ASFC Acquisition Co., a wholly owned subsidiary of Buyer ("Buyer Sub"). The Merger Agreement (see Exhibit V) provides for, among other things, the merger of Buyer Sub with and into ASFC (the "Merger"), with ASFC surviving the Merger as a wholly owned subsidiary of Buyer. Pursuant to the Merger Agreement and upon consummation of the Merger, each outstanding share of Common Stock of ASFC ("ASFC Common Stock") will be converted into the right to receive $47.00 in cash without interest thereon. Consummation of the Merger is subject to certain conditions, including, among others, (i) the approval by certain state insurance regulators of the Merger and (ii) compliance with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the Merger Agreement, Lincoln National Corporation ("LNC") and Buyer entered into a Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement), certain sections of which were agreed to and acknowledged by ASFC. Pursuant to the Voting Agreement (see Exhibit VI), LNC agreed, among other things, (i) to vote all ASFC Common Stock held by it or any of its subsidiaries in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) to grant Buyer an irrevocable proxy in all ASFC Common Stock held by it or any of its subsidiaries for purposes of a vote at a meeting of the holders of ASFC Common Stock held to consider the Merger and (iii) to allocate between LNC and Buyer certain tax and employee benefits liabilities, and Buyer agreed, among other things, to pay to LNC amounts necessary to satisfy certain debt obligations of ASFC to LNC. LNC's obligation to vote in favor of the Merger is subject to the receipt of any required state insurance department approvals.

Set forth below is the text of a press release relating to the Merger issued by the Registrant on June 9, 1997:


       Lincoln National Corporation (NYSE: LNC) announced today that it will sell its 83.3 percent stake in American States Financial Corporation (NYSE: ASX) to SAFECO Corporation (NASDAQ: SAFC) for $2.35 billion in cash. LNC will receive $47 per share for its 50 million shares of American States as part of SAFECO's acquisition of American States. LNC also will be repaid $300 million in intercompany American States debt. The sale of American States is subject to regulatory approvals and is expected to be completed in three to four months.

       Lincoln National will use the approximately $2.15 billion in after-tax proceeds from the sale of its American States stock and repayment of intercompany debt to accelerate growth through acquisitions in its core wealth accumulation and protection businesses.
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       In conjunction with the approval of the sale, Lincoln National's Board of
       Directors also has authorized the repurchase of up to $500 million of LNC common stock.

       "The sale of our controlling stake in American States, the biggest transaction in Lincoln National's history, is the next logical step in our evolution from a multiline insurer to a focused financial services company," said Ian M. Rolland, president, chairman and chief executive officer." Since 1990, we have made more than a dozen divestitures and acquisitions to sharpen our focus on our wealth accumulation and protection businesses -- annuities, life insurance, retirement income, life-health reinsurance, institutional investment management and mutual funds. We are focusing on businesses with high growth potential and low earnings volatility in order to increase shareholder value."

       Rolland said an expanded stock repurchase program and selective acquisitions in the life insurance, annuity and investment management businesses will enable LNC to manage any initial dilution from the loss of American States earnings. "As part of our strategy to become the partner of choice for creating and protecting wealth, Lincoln National will focus on life insurance and annuity acquisitions with significant distribution capability. In addition, we will seek acquisitions that make scale-related cost reductions possible. We also will seek mutual funds acquisitions where we can broaden our product line, increase distribution, add economies of scale or improve the investment performance," Rolland said.
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       Since 1990, Lincoln National has made a series of divestitures and acquisitions as part of its transformation into a more focused financial services company. Among these transactions are:


     DIVESTITURES

     YEAR                    TRANSACTION                                              VALUE
     1990                    National Reinsurance Corporation                         $316 million
                                                                                      less than $25
                             Preferred Financial Corporation                          million

     1991                    Western Security Life                                    less than $25
                                                                                      million

     1992                    Managed Care & Large Case Group                          $186 million
                             Accident & Health Insurance business

     1993                    K&K Insurance Agency                                     less than $50
                                                                                      million

     1994                    Security-Connecticut Corporation                         $238 million
                             EMPHESYS Financial Group (71% interest)                  $297 million

     1995                    EMPHESYS Financial Group (29% interest)                  $187 million

     1996                    Special dividend from American States in                 $300 million
                             conjunction with ASX initial public offering

     1997                    American States (83% interest), plus debt                $2.65 billion

     ACQUISITIONS

     YEAR                  TRANSACTION                                                 VALUE
     1993                  Citibank's U.K. Life Insurance operations                   less than $100 million

     1995                  Liberty Life Assurance Co.                                  less than $50 million

                           Delaware Management Holdings                                $510 million
                           Laurentian Financial Group                                  $237 million

     1996                  UNUM's group tax-qualified annuity business                 $72 million

     1997                  Voyageur Fund Managers                                      Approx. $70 million

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       "When the sale of American States is completed, all of our businesses will be in alignment with our strategy," Rolland said. "Our annuities, life insurance, retirement income, life-health reinsurance, institutional investment management and mutual funds all add value and have great potential for continued growth."

       Lincoln National Corporation owns and operates financial services businesses. Its stock is listed on the New York, London, Tokyo, Chicago and Pacific stock exchanges. As of March 31, 1997, LNC had ash and annual revenues of $6.7 billion.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit I         Merger Agreement

Exhibit II        Voting Agreement









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                                 Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          LINCOLN NATIONAL CORPORATION


                                          By:  /s/ Richard C. Vaughan
                                               -----------------------------
                                               Richard C. Vaughan
                                               Executive Vice President and
                                               Chief Financial Officer


                                          By:  /s/ Donald L. Van Wyngarden
                                               -----------------------------
                                               Donald L. Van Wyngarden
                                               Second Vice President and
                                               Controller

Dated:  June 17, 1997